UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2009

Date of Report (Date of earliest event reported)

Quality Distribution, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices) (Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1.	Senior Notes Indenture and 10% Senior Notes due 2013

On October 15, 2009, Quality Distribution, LLC and QD Capital Corporation (together, the “Issuers”) issued $134,499,000 aggregate principal amount of 10% Senior Notes due 2013 (the “Senior Notes”), which mature on June 1, 2013, pursuant to an indenture, dated as of October 15, 2009, among the Issuers, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Notes Indenture”). The Senior Notes are the Issuers’ unsecured and unsubordinated obligations and are fully and unconditionally guaranteed on an unsecured and unsubordinated basis, jointly and severally, by the parent company of the Issuers, Quality Distribution, Inc. (“QDI”), the other Guarantors, and certain of the Issuers’ future U.S. restricted subsidiaries.

The Issuers will pay interest on the Senior Notes at 10% per annum semiannually to holders of record at the close of business on May 15 and November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing on June 1, 2010.

The Issuers may redeem the Senior Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest to the redemption date. Subject to certain conditions, the Senior Notes are subject to mandatory redemption on each June 1 and December 1, commencing December 1, 2010, in the amount of $6,000,000. Beginning with the fiscal year of the Issuers ending December 31, 2011, subject to certain conditions, the Senior Notes may be subject to additional mandatory redemption in an amount based on the excess cash flow generated by the Issuers and their restricted subsidiaries.

The Senior Notes Indenture contains covenants that limit the Issuers’ (and most of their subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Senior Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

2.	Senior Notes Registration Rights Agreement

On October 15, 2009, in connection with the issuance of the Senior Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers, relating to, among other things, an exchange offer for the Senior Notes and the related guarantees (as described above) (the “Senior Notes Registration Rights Agreement”).

The Issuers have agreed pursuant to the Senior Notes Registration Rights Agreement to file a registration statement within 120 days relating to an offer to exchange the Senior Notes for debt securities issued by the Issuers which are substantially identical in all material respects to the Senior Notes and to use their commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 180 days, and to consummate the exchange offer within 220 days, from October 15, 2009. If the Issuers fail to satisfy these obligations, they will be required to pay additional interest.

3.	Senior Subordinated Notes Indenture and 11.75% Senior Subordinated PIK Notes due 2013

On October 15, 2009, the Issuers issued $80,742,000 aggregate principal amount of 11.75% Senior Subordinated PIK Notes due 2013 (the “Subordinated Notes”), which mature on November 1, 2013, pursuant to an indenture, dated as of October 15, 2009, among the Issuers, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Notes Indenture”). The Subordinated Notes are the Issuers’

unsecured and subordinated obligations and are fully and unconditionally guaranteed on an unsecured and subordinated basis, jointly and severally, by QDI, the other Guarantors, and certain of the Issuers’ future U.S. restricted subsidiaries.

The Issuers will pay interest on the Subordinated Notes at 11.75% per annum, payable 9% in cash and 2.75% in the form of additional Subordinated Notes, quarterly to holders of record at the close of business on January 15, April 15, July 15 and October 15 immediately preceding the interest payment date on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2010.

The Issuers may redeem the Subordinated Notes, in whole or part, at any time prior to October 15, 2010, at a price equal to 100% of the principal amount of the Subordinated Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” After October 15, 2010, the Issuers may redeem the Subordinated Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the Subordinated Notes redeemed plus accrued and unpaid interest to the redemption date. At any time (which may be more than once) prior to October 15, 2010, the Issuers may choose to redeem up to 35% of the principal amount of the Subordinated Notes at a redemption price equal to 111.75% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the Subordinated Notes issued on the closing date remains outstanding afterwards.

The Subordinated Notes Indenture contains covenants that limit the Issuers’ (and most of their subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Subordinated Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Subordinated Notes to be due and payable immediately.

4.	Subordinated Notes Registration Rights Agreement

On October 15, 2009, in connection with the issuance of the Subordinated Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers, relating to, among other things, an exchange offer for the Subordinated Notes and the related guarantees (as described above) (the “Subordinated Notes Registration Rights Agreement”).

The Issuers have agreed pursuant to the Subordinated Notes Registration Rights Agreement to file a registration statement within 120 days relating to an offer to exchange the Subordinated Notes for debt securities issued by the Issuers which are substantially identical in all material respects to the Subordinated Notes and to use their commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 180 days, and to consummate the exchange offer within 220 days, from October 15, 2009. If the Issuers fail to satisfy these obligations, they will be required to pay additional interest.

5.	Warrant Agreement

On October 15, 2009, QDI issued 1,752,895 aggregate amount of warrants (the “Warrants”) to purchase shares of QDI’s common stock at an exercise price of $0.01 per share, pursuant to a warrant agreement, dated as of October 15, 2009, between QDI and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agreement”). The Warrants are exercisable during the period beginning on the six-month anniversary of the closing date and ending on November 1, 2013.

The descriptions set forth above are qualified in entirety by reference to the Senior Notes Indenture, the Senior Notes Registration Rights Agreement, the Subordinated Notes Indenture, the Subordinated Notes Registration Rights Agreement and the Warrant Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this report. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 1.02 Termination of a Material Definitive Agreement.

On October 15, 2009, pursuant to the Senior Notes Indenture, $50,000,000 principal amount of Senior Notes were issued for $50,000,000 principal amount of the Issuers’ Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes”), which principal amount represented all of the Old Series B Notes then outstanding, and as a result of which, the obligations of the Issuers and the Guarantors under the indenture governing the Old Series B Notes were terminated.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Warrant Agreement and the Warrants is incorporated by reference into this Item 3.02. The Warrants were issued in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

4.1	Indenture with respect to the 10% Senior Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement with respect to the 10% Senior Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers.

4.3	Indenture with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Registration Rights Agreement with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers.

4.5	Warrant Agreement, dated as October 15, 2009, by and between Quality Distribution, Inc. and The Bank of New York Mellon Trust Company, N.A., as warrant agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.

Date: October 16, 2009	By:	/S/ JONATHAN C. GOLD
	Name:	Jonathan C. Gold
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Indenture with respect to the 10% Senior Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement with respect to the 10% Senior Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers.

4.3	Indenture with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Registration Rights Agreement with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers.

4.5	Warrant Agreement, dated as October 15, 2009, by and between Quality Distribution, Inc. and The Bank of New York Mellon Trust Company, N.A., as warrant agent.